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                                                                   EXHIBIT 10(A)

                       [SUTHERLAND ASBILL & BRENNAN LLP]

MARY E. THORNTON
DIRECT LINE: 202.383.0698
INTERNET: MARY.THORNTON@SABLAW.COM

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 1 to Form N-4 (File No. 333-119797) for ML of New York Variable Annuity Separate Account D of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By: /s/ MARY E. THORNTON
                                            ------------------------------------
                                              Mary E. Thornton

Washington, D.C.
April 25, 2005